Berry Corporation (bry) Reduces Expenses by Lowering its Reserve Based Lending (RBL) Facility to $200 million and Increases its 2021 Crude Oil Hedge Position

DALLAS, June 26, 2020 (GLOBE NEWSWIRE) - Berry Corporation (bry) (NASDAQ: BRY) (“Berry” or the “Company”) today reported that it completed its semi-annual bank redetermination and reduced its RBL elected commitment to $200 million. This reduction equates to an annual savings of $1 million.

“Berry has responsibly run its operations out of Levered Free Cash Flow1 since the current management team assumed leadership in mid-2017. We primarily use our RBL credit facility to manage working capital fluctuations and we have no outstanding borrowings on the line today,” stated Cary Baetz, Berry’s EVP and CFO. “Given our free cash flow generation expectations through 2021, we currently don’t expect to use the line except for letters of credit. The reduction in our RBL was purely an economic decision that we believe is in the best interest of our shareholders. It is not a reflection on Berry’s proved oil reserves as the borrowing base would be substantially higher based on current unhedged Brent crude oil strip pricing.”

The Company also announced that it added to its 2021 hedging portfolio, which now has more than 14,300 barrels per day hedged at roughly $46 Brent for the first half of 2021 and more than 11,300 barrels per day hedged at $46 Brent for the second half of 2021. “This pricing is substantially better than we planned earlier this year and improves our visibility and flexibility over the next year and a half. We continue to plan for a two-year cyclical low-crude price environment, and we have used recent crude price upticks to protect our two-year plan. These hedges, combined with cost improvements and efficiency, demonstrate Berry’s commitment to create value throughout the cycle and continue to position the company to emerge from the current environment in a position of strength,” Cary Baetz expanded.

1 Levered Free Cash Flow is a non-GAAP financial measure that we define as Adjusted EBITDA less capital expenditures, interest expense, and dividends. Please see our 10-K or 10-Q for definition for Adjusted EBITDA.

Forward-Looking Statements
The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address plans, activities, events, objectives, goals, strategies, or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control. Therefore, such statements forward-looking statements involve significant risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects. Without limiting the generality of the forgoing, such statements specifically include our expectations, beliefs or projections as to our future:

•	financial position;

•	liquidity;

•	cash flows;

•	anticipated financial and operating results;

•	our capital program and development and production plans;

•	business strategy;

•	potential acquisition opportunities;

•	other plans and objectives for operations;

•	maintenance capital requirements;

•	expected production and costs;

•	reserves;

•	hedging activities;

•	return of capital;

•	payment of future dividends;

•	future repurchases of stock or debt; and

•	capital investments and other guidance.
Actual results may differ materially from expectations and reported results should not be considered an indication of future performance. Known factors (but not all the factors) that could cause actual results to differ materially from those discussed in the forward-looking statements include:

•
the length, scope and severity of the recent COVID-19 pandemic, including the effects of related public health concerns and the impact of actions taken by governmental authorities and other third parties in response to the pandemic and its impact on commodity prices, supply and demand considerations, and storage capacity;

•
global economic trends, geopolitical risks and general economic and industry conditions, such as those resulting from the COVID-19 pandemic and from the actions of OPEC+, including the escalation of tensions between Saudi Arabia and Russia and changes in OPEC+’s production levels;

•	volatility of oil, natural gas and NGL prices, including the sharp decline in crude oil prices that occurred in the first quarter and has continued into the second quarter of 2020;

•	supply of and demand for oil, natural gas and NGLs;

•	disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations;

•	inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet our working capital requirements or fund planned investments;

•	price fluctuations and availability of natural gas and electricity and the cost of steam;

•	our ability to use derivative instruments to manage commodity price risk;

•
the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects;

•
our ability to meet our planned drilling schedule, including due to our ability to obtain permits on a timely basis or at all, and to successfully drill wells that produce oil and natural gas in commercially viable quantities;

•
the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of our products;

•
the California and global energy future, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues, the transition to a low-emission economy and the expected role of different energy sources;

•	uncertainties associated with estimating proved reserves and related future cash flows;

•	our ability to replace our reserves through exploration and development activities;

•	drilling and production results, including lower-than-expected production, reserves or resources from development projects or higher-than-expected decline rates;

•	our ability to obtain timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating wells;

•	changes in tax laws;

•	effects of competition;

•	uncertainties and liabilities associated with acquired and divested assets;

•	our ability to make acquisitions and successfully integrate any acquired businesses;

•	large or multiple customer defaults on contractual obligations, including defaults resulting from actual or potential insolvencies;

•	geographical concentration of our operations;

•	the creditworthiness and performance of our counterparties with respect to our hedges;

•	impact of derivatives legislation affecting our ability to hedge;

•	failure of risk management and ineffectiveness of internal controls;

•	catastrophic events, including wildfires, earthquakes and pandemics;

•	environmental risks and liabilities under federal, state, tribal and local laws and regulations (including remedial actions);

•	potential liability resulting from pending or future litigation;

•	our ability to recruit and/or retain key members of our senior management and key technical employees;

•
information technology failures or cyber attacks; and other material risks that appear in the Risk Factors section of our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

You can typically identify forward-looking statements by words such as aim, anticipate, achievable, believe, continue, could, estimate, expect, forecast, goal, guidance, intend, likely, may, might, objective, outlook, plan, potential, predict, project, seek, should, target, will or would and other similar words that reflect the prospective nature of events or outcomes.
Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at via our website or via the Investor Relations contact below, or from the SEC’s website at www.sec.gov.
About Berry
Berry is a publicly traded (NASDAQ:BRY) western United States independent upstream energy company with a focus on the conventional, long-lived oil reserves in the San Joaquin basin of California. More information can be found at Berry’s website at www.bry.com.

Contact:
Berry Corporation (bry)
Todd Crabtree - Manager, Investor Relations
(661) 616-3811
ir@bry.com